Exhibit 99.5

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN

(as amended and restated through January 26, 2026)

1.  PURPOSE. The purpose of this Plan is to provide incentives to attract and motivate eligible employees whose potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 22.

2.  SHARES SUBJECT TO THE PLAN.

2.1  Number of Shares Available. Subject to Sections 2.4 and 15 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is Two Million Three Hundred Fifty Thousand (2,350,000) Shares.

2.2  Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option granted under this Plan but which cease to be subject to the Option for any reason other than exercise of the Option; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.

2.3  Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4  Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options, and (c) the number and class of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.4, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3.  ELIGIBILITY. Awards may be granted only to persons who, are being hired by the Company or any Subsidiary as an Employee and such Award is a material inducement to such person being hired.

4.  ADMINISTRATION.

4.1  Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a)  construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)  prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)  select persons to receive Awards;

(d)  determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)  determine the number of Shares or other consideration subject to Awards;

(f)  determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)  determine whether Awards will be granted singly, in combination with, in tandem with, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h)  grant waivers of Plan or Award conditions;

(i)  determine the vesting, exercisability and payment of Awards;

(j)  correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)  determine whether an Award has been vested and/or earned;

(l)  adjust Performance Factors;

(m)  reduce or waive any criteria with respect to Performance Factors;

(n)  adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(o)  make all other determinations necessary or advisable for the administration of this Plan; and

(p)  delegate any of the foregoing to a subcommittee or to one more executive officers pursuant to a specific delegation as permitted by applicable law.

4.2  Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3  Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4  Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5  Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries and Affiliates operate or have Employees eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which Employees outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Employees outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.  OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Nonqualified Stock Options (“NSOs”) to eligible Employees and the Committee and will determine the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1  Option Grant. Each Option granted under this Plan will be an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2  Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3  Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4  Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 7 and the Award Agreement and in accordance with any procedures established by the Company.

5.5  Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6  Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

5.7  Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

5.8  Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

5.9  Cause. If the Participant’s Service terminates for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement or an Award Agreement, Cause shall have the meaning set forth in the Plan.

5.10  Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.11  Modification, Extension or Renewal. The Committee may, in accordance with NASDAQ 5635(c)(4), modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.

6.  RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of restricted Shares). All RSUs shall be made pursuant to an Award Agreement.

6.1  Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

6.2  Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

6.3  Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.  PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)  by cancellation of indebtedness of the Company to the Participant;

(b)  by surrender of Shares held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)  by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;

(d)  by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)  by any combination of the foregoing; or

(f)  by any other method of payment as is permitted by applicable law.

8.  WITHHOLDING TAXES.

8.1  Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) required to be withheld from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

8.2  Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares of common stock having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

9.  TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) by a Permitted Transferee.

10.  PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

10.1  Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights shall be subject to the same vesting or performance conditions as the underlying Award. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 10.2. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares Notwithstanding the foregoing, dividends and Dividend Equivalent Rights may accrue with respect to unvested Awards, but will not be paid or issued until such Award is fully vested and the Shares are issued to Participant and such Shares are no longer subject to any vesting requirements or repurchase rights on behalf of the Company.

10.2  Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

11.  CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

12.  ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

13.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

14.  NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s Service at any time.

15.  CORPORATE TRANSACTIONS. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine, provided, however, that the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

16.  ADOPTION. This Plan was adopted by the Board on the Effective Date.

17.  TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate on the later of ten (10) years from (a) the date this Plan is adopted by the Committee or (b) the last date that additional Shares were added to this Plan by the Committee. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

18.  AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

19.  NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20.  INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

21.  ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to Employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

22.  DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

22.1  “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

22.2  “Award” means any award under the Plan, including any Option or Restricted Stock Unit.

22.3  “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

22.4  “Board” means the Board of Directors of the Company.

22.5  “Cause” means (a) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (b) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (d) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 14 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. The foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes the definition provided in this Section 22.5.

22.6  “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

22.7   “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

22.8  “Common Stock” means common stock of the Company.

22.9  “Company” means KalVista Pharmaceuticals, Inc., or any successor corporation.

22.10  “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

22.11  “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

22.12  “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

22.13  “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

22.14  “Effective Date” means July 10, 2021, the date the Plan was adopted by the Board.

22.15  “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a member of the Board nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

22.16  “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

22.17  “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option.

22.18  “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)  if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)  if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)  if none of the foregoing is applicable, by the Board or the Committee in good faith.

22.19  “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

22.20  “IRS” means the United States Internal Revenue Service.

22.21  “Option” means an award of an option to purchase Shares pursuant to Section 5.

22.22  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

22.23  “Participant” means a person who holds an Award under this Plan.

22.24  “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)  Profit Before Tax;

(b)  Billings;

(c)  Revenue;

(d)  Net revenue;

(e)  Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(f)  Operating income;

(g)  Operating margin;

(h)  Operating profit;

(i)  Controllable operating profit, or net operating profit;

(j)  Net Profit;

(k)  Gross margin;

(l)  Operating expenses or operating expenses as a percentage of revenue;

(m)  Net income;

(n)  Earnings per share;

(o)  Total stockholder return;

(p)  Market share;

(q)  Return on assets or net assets;

(r)  The Company’s stock price;

(s)  Growth in stockholder value relative to a pre-determined index;

(t)  Return on equity;

(u)  Return on invested capital;

(v)  Cash Flow (including free cash flow or operating cash flows);

(w)  Cash conversion cycle;

(x)  Economic value added;

(y)  Individual confidential business objectives;

(z)  Contract awards or backlog;

(aa)  Overhead or other expense reduction;

(bb)  Credit rating;

(cc)  Strategic plan development and implementation;

(dd)  Succession plan development and implementation;

(ee)  Improvement in workforce diversity;

(ff)  Customer indicators and/or satisfaction;

(gg)  New product invention or innovation;

(hh)  Attainment of research and development milestones;

(ii)  Improvements in productivity;

(jj)  Bookings;

(kk)  Attainment of objective operating goals and employee metrics;

(ll)  Sales;

(mm)  Expenses;

(nn)  Balance of cash, cash equivalents and marketable securities;

(oo)  Completion of an identified special project;

(pp)  Completion of a joint venture or other corporate transaction;

(qq)  Employee satisfaction and/or retention;

(rr)  Research and development expenses;

(ss)  Working-capital targets and changes in working capital; and

(tt)  Any other metric that is capable of measurement as determined by the Committee.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

22.25  “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’ right to, and the payment of, an Award subject to Performance Factors.

22.26  “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

22.27  “Plan” means this KalVista Pharmaceuticals, Inc. 2021 Equity Inducement Plan, as amended and restated.

22.28  “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

22.29  “Restricted Stock Unit” means an Award granted pursuant to Section 6 of the Plan.

22.30  “SEC” means the United States Securities and Exchange Commission.

22.31  “Securities Act” means the United States Securities Act of 1933, as amended.

22.32  “Service” shall mean service as an Employee, Consultant or member of the Board to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An Employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an Employee to a Consultant, or a member of the Board (or vice versa) shall not terminate Participant’s Service, unless determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

22.33  “Shares” means shares of Common Stock and the common stock of any successor entity.

22.34  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

22.35  “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

22.36  “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN

NOTICE OF GLOBAL STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the KalVista Pharmaceuticals, Inc. 2021 Equity Inducement Plan, as amended and restated (the “Plan”) will have the same meanings in this Notice of Stock Option Grant and the electronic representation of this Notice of Global Stock Option Grant established and maintained by the Company or a third party designated by the Company (this “Notice”).

Name:

Address:

You (“Participant”) have been granted an option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the Stock Option Award Agreement (the “Option Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”) which constitutes part of the Option Agreement.

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share: Total

Number of Shares:

Type of Option:	Non-Qualified Stock Option

Expiration Date:	, 20 . This Option expires earlier if Participant’s Service terminates earlier, as described in the Option Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Options will vest in accordance with the following schedule: [insert applicable vesting schedule, which may be time- and/or performance-based]

[Signature Page Follows]

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

Participant understands that Participant’s Service with the Company or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law and that nothing in this Notice, the Option Agreement or the Plan changes the nature of that relationship.

Participant acknowledges that the vesting of the Option pursuant to this Notice is earned only by continuing Service (as defined in the Plan). Furthermore, the period during which Participant may exercise the Option after such termination of Service will commence on the date Participant ceases to actively provide Service and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement.

Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time status in accordance with Company policies relating to work schedules and vesting of awards. Participant also understands that this Notice is subject to the terms and conditions of both the Option Agreement and the Plan, both of which are incorporated herein by reference.

Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

Participant has read both the Option Agreement and the Plan. By accepting this Option, Participant consents to electronic delivery as set forth in the Option Agreement.

PARTICIPANT	KALVISTA PHARMACEUTICALS, INC.

Signature:	By:

Print Name:	Its:

[Signature Page to 2021 Equity Inducement Plan Notice of Global Stock Option Grant]

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Stock Option Award Agreement (this “Option Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the KalVista Pharmaceuticals, Inc. 2021 Equity Inducement Plan, as amended and restated (the “Plan”).

Participant has been granted an option to purchase Shares (the “Option”) of KalVista Pharmaceuticals, Inc. (the “Company”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Option Agreement, including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”) which constitutes part of this Option Agreement.

1.  Vesting Rights. Subject to the applicable provisions of the Plan and this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice. Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full and part-time status and/or in the event Participant is on an approved leave of absence in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the Shares pursuant to this Notice and Agreement is earned only by continued Service.

2.  Grant of Option. Participant has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

3.  Termination Period.

(a)  General Rule. If Participant’s Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three (3) months after Participant’s Termination Date (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee). If Participant’s Service is terminated for Cause, this Option will expire upon the date of such termination. The Company determines when Participant’s Service terminates for all purposes under this Option Agreement.

(b)  Death; Disability. If Participant dies before Participant’s Service terminates (or Participant dies within three months of Participant’s termination of Service other than for Cause (as defined in the Plan)), then this Option will expire at the close of business at Company headquarters on the date 12 months after the date of death (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 6). If Participant’s Service terminates because of Participant’s Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after Participant’s Termination Date (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 6).

(c)  No Notice. Participant is responsible for keeping track of these exercise periods following Participant’s termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(d)  Termination. For purposes of this Option, Participant’s Service will be considered terminated as of the date Participant is no longer providing Services to the Company, its Parent or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) (the “Termination Date”). The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Option (including whether Participant may still be considered to be providing services while on an approved leave of absence). Unless otherwise provided in this Option Agreement or determined by the Company, Participant’s right to vest in this Option under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Participant’s period of services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Following the Termination Date, Participant may exercise the Option only as set forth in the Notice and this Section, provided that the period (if any) during which Participant may exercise the Option after the Termination Date, if any, will commence on the date Participant ceases to provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement, if any. If Participant does not exercise this Option within the termination period set forth in the Notice or the termination periods set forth above, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

4.  Exercise of Option.

(a)  Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Option Agreement. In the event of Participant’s death, Disability, termination for Cause or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Option Agreement. This Option may not be exercised for a fraction of a Share.

(b)  Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax- Related Items (as defined in Section 8 below). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any Tax-Related Items. No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

(c)  Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and any applicable tax withholding due upon exercise of the Option (as described below).

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5.  Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)  Participant’s personal check (or readily available funds), wire transfer, or a cashier’s check;

(b)  certificates for shares of Company stock that Participant owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, Participant may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to Participant. However, Participant may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price of Participant’s Option if Participant’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;

(c)   cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to Participant. The directions must be given by signing a special notice of exercise form provided by the Company; or

(d)   other method authorized by the Company.

6.  Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant or unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7.  Term of Option. This Option will in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant.

8.   Tax Consequences.

(a)  Exercising the Option. Participant acknowledges that, regardless of any action taken by the Company or a Parent or Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed

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the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax- Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(ii)

withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent; or

(iii)	withholding in Shares to be issued upon exercise of the Option, provided the Company only withholds from the amount of Shares necessary to satisfy the applicable statutory withholding amount;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee;

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax- Related Items withholding event.

Depending on the withholding method, the Company may withhold or account for Tax- Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over- withheld

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amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full member of Shares issued upon exercise of the Options; notwithstanding that a member of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax- Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

9.  Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:

(a)  the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)  the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)  all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;

(d)  the Option grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Parent or Subsidiary or Affiliate;

(e)  Participant is voluntarily participating in the Plan;

(f)  the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g)  the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)  the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(i)   if the underlying Shares do not increase in value, the Option will have no value;

(j)  if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

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(k)  no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from Participant ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l)  unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)  the following provisions apply only if Participant is providing services outside the

(i)	the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(ii)

Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10.  No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11.  Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary or Affiliate of for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

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Participant understands that Data will be transferred to the stock plan service provider as may be designated by the Company from time to time or its affiliates or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, the stock plan service provider as may be designated by the Company from time to time, and its affiliates, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.

Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12.  Language. If Participant has received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

13.  Appendix. Notwithstanding any provisions in this Option Agreement, the Option grant will be subject to any special terms and conditions set forth in any appendix to this Option Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.

14.  Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15.  Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Option Agreement and by the provisions of the Plan (incorporated herein by reference). Participant

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(a)  acknowledges receipt of a copy of the Plan and the Plan prospectus;

(b)  represents that Participant has carefully read and is familiar with their provisions; and

(c)  hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

16.  Entire Agreement; Enforcement of Rights. This Option Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Option Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Option Agreement. The failure by either party to enforce any rights under this Option Agreement will not be construed as a waiver of any rights of such party.

17.  Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Option Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Option Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

18.  Severability. If one or more provisions of this Option Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Option Agreement, (b) the balance of this Option Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Option Agreement will be enforceable in accordance with its terms.

19.  Governing Law and Venue. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Any and all disputes relating to, concerning or arising from this Option Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Option Agreement, will be brought and heard exclusively in the United States District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

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20.  No Rights as Employee, Director or Consultant. Nothing in this Option Agreement will affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.

21.  Consent to Electronic Delivery of all Plan Documents and Disclosures. By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Option Agreement. Participant has reviewed the Plan, the Notice and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice. By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Option Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e- mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.

22.  Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant’s personal advisor on this matter.

23.  Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Option.

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BY ACCEPTING THIS OPTION, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THIS PLAN

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APPENDIX

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN

STOCK OPTION AWARD AGREEMENT

COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works in one of the countries below. This Appendix forms part of the Option Agreement. Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Option Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between countries after the Date of Grant, the Company will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2021, if applicable. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

A-1

UNITED STATES

There are no country-specific provisions.

A-2

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the KalVista Pharmaceuticals, Inc. 2021 Equity Inducement Plan, as amended and restated (the “Plan”) will have the same meanings in this Notice of Restricted Stock Unit Award and the electronic representation of this Notice of Restricted Stock Unit Award established and maintained by the Company or a third party designated by the Company (this “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Restricted Stock Unit Award Agreement (hereinafter the “Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of this Agreement.

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if Participant’s Service terminates earlier, as described in the Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: [insert applicable vesting schedule, which may be time- and/or performance-based]

[Signature Page Follows]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

Participant understands that Participant’s employment with the Company or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing Service (as defined in the Plan) . Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time status and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee to the extent permitted by applicable law. Participant also understands that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Agreement and the Plan. By accepting the RSUs, Participant consents to electronic delivery as set forth in the Agreement.

Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

PARTICIPANT	KALVISTA PHARMACEUTICALS, INC.
Signature:	By:
Print Name:	Its:

[Signature Page to 2021 Equity Inducement Plan Notice of Restricted Stock Unit Award]

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the KalVista Pharmaceuticals, Inc. 2021 Equity Inducement Plan, as amended and restated (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (this “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement, including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of this Agreement.

1.  Settlement. Settlement of RSUs will be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs will be in Shares. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.

2.  No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.

3.  Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Participant.

4.  Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case- by-case basis.

5.  Termination. If Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company forthwith, and all rights of Participant to such RSUs will immediately terminate without payment of any consideration to Participant. Participant’s Service will be considered terminated as of the date Participant is no longer providing services (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and will not, subject to the laws applicable to Participant’s Award, be extended by any notice period mandated under local laws (e.g., Service would not include a period of “garden leave” or similar period). Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full- and part-time status and/or in the event Participant is on an approved leave of absence in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the Shares pursuant to this Notice and Agreement is earned only by continued Service. In case of any dispute as to whether termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be providing services while on an approved leave of absence).

6.  Withholding Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(ii)

withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii)	withholding in Shares to be issued upon settlement of the RSUs, provided the Company only withholds the amount of Shares necessary to satisfy the applicable statutory withholding amounts;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee;

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax- Related Items is satisfied by withholding in Shares,

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for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax- Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

7.  Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:

(a)  the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)  the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)  all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(d)  the RSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Parent or Subsidiary or Affiliate;

(e)  Participant is voluntarily participating in the Plan

(f)  the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g)  the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)  the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)  no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s termination of Service, and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, or any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

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(j)  unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(k)  the following provisions apply only if Participant is providing services outside the United States:

(i)	the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose;

(ii)

Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

8.  No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9.  Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to the stock plan service provider as may be designated by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant

4

understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, the stock plan service provider as may be designated by the Company from time to time, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

10.  Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11.  Appendix. Notwithstanding any provisions in this Agreement, the RSU grant will be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

12.  Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.  Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

14.  Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

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15.  Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this RSU Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this RSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

16.  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.

17.  Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

18.  No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary or Affiliate of the Company, to terminate Participant’s Service, for any reason, with or without Cause.

19.  Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission,

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U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e- mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.

20.  Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant’s personal advisor on this matter.

21.  Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short- term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

22.  Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to executive officers, Employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.

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BY ACCEPTING THIS AWARD OF RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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APPENDIX

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT

COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works in one of the countries below. This Appendix forms part of the Agreement. Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between countries after the Date of Grant, the Company will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2021, if applicable. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant vests in the RSUs or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

A-1

UNITED STATES

There are no country-specific provisions.

A-2

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN UK SUB-PLAN

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the KalVista Pharmaceuticals, Inc. (the “Company”) 2021 Equity Inducement Plan, as amended and restated (the “Plan”) and the UK Sub-Plan to the Plan (the “UK Sub-Plan”) will have the same meanings in this Notice of Stock Option Grant and the electronic representation of this Notice of Stock Option Grant established and maintained by the Company or a third party designated by the Company (this “Notice”).

Name:

Address:

You (the “Participant”) have been granted an option to purchase shares of Common Stock of the Company under the UK Sub-Plan subject to the terms and conditions of the Plan and the UK Sub-Plan, this Notice and the Stock Option Award Agreement (the “Option Agreement”).

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:	Non-Qualified Stock Option

Expiration Date:	, 20 ; This Option expires earlier if Participant’s Service terminates earlier, as described in the Option Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Options will vest in accordance with the following schedule: [insert applicable vesting schedule, which may be time- and/or performance-based]

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

Participant acknowledges that the vesting of the Options pursuant to this Notice is earned only by continuing Service as an Employee or Director. Furthermore, the period during which Participant may exercise the Option after such termination of Service will commence on the date Participant ceases to actively provide Service and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement.

Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time status in accordance with Company policies relating to work schedules and vesting of awards. Participant also understands that this Notice is subject to the terms and conditions of the Option Agreement, the Plan and the UK Sub-Plan, all of which are incorporated herein by reference.

Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

Participant has read the Option Agreement, the Plan and the UK Sub-Plan. By accepting this Option, Participant consents to electronic delivery as set forth in the Option Agreement.

PARTICIPANT	KALVISTA PHARMACEUTICALS, INC.

Signature:	By:

Print Name:	Its:

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KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN

UK SUB-PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Stock Option Award Agreement (this “Option Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the KalVista Pharmaceuticals, Inc. 2021 Equity Inducement Plan, as amended and restated (the “Plan”) and the UK Sub-Plan to the Plan (the “UK Sub-Plan”).

Participant has been granted an option to purchase Shares (the “Option”) of KalVista Pharmaceuticals, Inc. (the “Company”), subject to the terms and conditions of the Plan and the UK Sub- Plan (referred for the purposes of this Option Agreement together as the “Plan”) the Notice of Stock Option Grant (the “Notice”) and this Option Agreement.

1.  Vesting Rights. Subject to the applicable provisions of the Plan and this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice. Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full and part-time status and/or in the event Participant is on an approved leave of absence in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the Shares pursuant to this Notice and Agreement is earned only by continued Service.

2.  Grant of Option. Participant has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

3.   Termination Period.

(a)  General Rule. If Participant’s Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three (3) months after Participant’s Termination Date (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO). If Participant’s Service is terminated for Cause, this Option will expire upon the date of such termination. The Company determines when Participant’s Service terminates for all purposes under this Option Agreement.

(b)  Death; Disability. If Participant dies before Participant’s Service terminates (or Participant dies within three months of Participant’s termination of Service other than for Cause (as defined in the Plan)), then this Option will expire at the close of business at Company headquarters on the date 12 months after the date of death (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 6). If Participant’s Service terminates because of Participant’s Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after Participant’s Termination Date (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 6).

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(c)  No Notice. Participant is responsible for keeping track of these exercise periods following Participant’s termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(d)  Termination. For purposes of this Option, Participant’s Service will be considered terminated as of the date Participant is no longer providing Services to the Company, its Parent or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) (the “Termination Date”). The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Option (including whether Participant may still be considered to be providing services while on an approved leave of absence). Unless otherwise provided in this Option Agreement or determined by the Company, Participant’s right to vest in this Option under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Participant’s period of services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Following the Termination Date, Participant may exercise the Option only as set forth in the Notice and this Section, provided that the period (if any) during which Participant may exercise the Option after the Termination Date, if any, will commence on the date Participant ceases to provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement, if any. If Participant does not exercise this Option within the termination period set forth in the Notice or the termination periods set forth above, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

4.   Exercise of Option.

(a)  Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Option Agreement. In the event of Participant’s death, Disability, termination for Cause or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Option Agreement. This Option may not be exercised for a fraction of a Share.

(b)  Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined in Section 8 below). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any Tax-Related Items. No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

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(c)  Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and any applicable tax withholding due upon exercise of the Option (as described below).

5.  Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)	Participant’s personal check (or readily available funds), wire transfer, or a cashier’s check;

(b)	other method authorized by the Company.

6.  Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of other than on death to Participant’s personal representative and may be exercised during the lifetime of Participant only by Participant.

7.  Term of Option. This Option will in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant.

8.  Tax Consequences.

(a)  Exercising the Option. Participant acknowledges that, regardless of any action taken by the Company or a Parent or Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

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(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(ii)

withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent; or

(iii)	withholding in Shares to be issued upon exercise of the Option, provided the Company only withholds from the amount of Shares necessary to satisfy the applicable statutory withholding amount;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee;

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax- Related Items withholding event.

Depending on the withholding method, the Company may withhold or account for Tax- Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over- withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full member of Shares issued upon exercise of the Options; notwithstanding that a member of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax- Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(b)  UK Tax Liabilities. As a condition of the exercise of the Option, Participant unconditionally and irrevocably agrees:

(i)

to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on Participant’s behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on Participant’s behalf to HM Revenue & Customs (including secondary class 1 (employer’s) national insurance

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contributions for which Participant is liable); and (3) to the extent legally permitted, all liability to national insurance contributions for which the Company is liable, which in all cases arise as a consequence of or in connection with the vesting or exercise of the Option, Participant entering into of any tax election as detailed below or Participant’s ownership of Shares by virtue of such exercise including, without limitation, in respect of any liability arising under or in connection with Part 7 or Part 7A of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) (the “UK Tax Liability”); or

(ii)

to permit the Company to sell at the best price which it can reasonably obtain such number of Shares allocated or allotted to Participant following exercise as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to Participant (including, but not limited to, salary); and

(iii)

if so required by the Company, and to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of employer’s national insurance contributions liability is transferred to Participant; and

(iv)	if so required by the Company, to enter into a joint election within Section 431 of ITEPA in respect of computing any tax charge on the acquisition of Restricted Securities; and

(v)

to sign, promptly, all documents, required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.

9.  Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:

(a)  the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)  the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)  all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;

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(d)  the Option grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Parent or Subsidiary Affiliate;

(e)  Participant is voluntarily participating in the Plan;

(f)  the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g)  the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)  the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(i)  if the underlying Shares do not increase in value, the Option will have no value;

(j)  if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(k)  no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from Participant ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l)  unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)  the following provisions apply only if Participant is providing services outside the United States:

(i)	the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

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(ii)

Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

(n)  Participant hereby waives all and any rights to compensation or damages in consequence of Participant’s termination of employment for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from Participant ceasing to have rights under or being entitled to exercise the Option as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

10.  No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11.  Data Privacy. Participant understands that the Company and the Employer may hold certain personal information about Participant including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (the “Personal Data”). Certain Personal Data may also constitute “Sensitive Personal Data” or similar classification under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws. The Company and the Employer may collect, hold, and process any such Personal Data for the purpose of performing this Option Agreement and such collection, holding and processing is necessary for such performance. The Company and the Employer may retain such Personal Data for as long as necessary to perform this Option Agreement. The Company and the Employer may transfer any such Personal Data outside the country in which Participant is employed or retained, including the United States which does not provide for an adequate level of data protection based on an EU Commission decision. As an appropriate safeguard for such Personal Data, and also as the legal basis for such transfer, the Company will collect and process the information in accordance with the privacy notice provided to Participant. The legal persons with whom such Personal Data may be shared are the Company and any broker company providing services to the Company in connection with the administration of the Plan. Participant has the right, in certain circumstances, to access, correct, restrict the processing of, erase and port his Personal Data and also to object to the processing of his Personal Data and/or automated decision-making using his Personal Data. Participant also has the right to complain to his local data protection supervisory authority. For details as to how Participant can exercise his rights please contact the Company representative identified on the Grant Notice.

12.  Language. If Participant has received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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13.  Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14.  Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Option Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

15.  Entire Agreement; Enforcement of Rights. This Option Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Option Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Option Agreement. The failure by either party to enforce any rights under this Option Agreement will not be construed as a waiver of any rights of such party.

16.  Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Option Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Option Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

17.  Severability. If one or more provisions of this Option Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Option Agreement, (b) the balance of this Option Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Option Agreement will be enforceable in accordance with its terms.

18.  Governing Law and Venue. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any and all disputes relating to, concerning or arising from this Option Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Option Agreement, will be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party

10

may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

19.  No Rights as Employee or Director. Nothing in this Option Agreement will affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.

20.  Consent to Electronic Delivery of all Plan Documents and Disclosures. By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Option Agreement. Participant has reviewed the Plan, the Notice and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice. By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Option Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.

21.  Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant’s personal advisor on this matter.

22.  Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Option.

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BY ACCEPTING THIS OPTION, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN (INCLUDING THE UK SUB-PLAN).

12

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN UK SUB-PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the KalVista Pharmaceuticals, Inc. 2021 Equity Inducement Plan, as amended and restated (the “Plan”) and the UK Sub-Plan to the Plan (the “UK Sub-Plan”) will have the same meanings in this Notice of Restricted Stock Unit Award and the electronic representation of this Notice of Restricted Stock Unit Award established and maintained by the Company or a third party designated by the Company (this “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the UK Sub-Plan subject to the terms and conditions of the Plan and the UK Sub-Plan, this Notice and the attached Restricted Stock Unit Award Agreement (hereinafter the “Agreement”).

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if Participant’s Service terminates earlier, as described in the Agreement.

Vessing Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: [insert applicable vesting schedule, which may be time- and/or performance-based]

[Signature Page Follows]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing Service (as defined in the Plan) as an Employee or Director. Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time status and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee to the extent permitted by applicable law. Participant also understands that this Notice is subject to the terms and conditions of the Agreement, the Plan and the UK Sub-Plan, all of which are incorporated herein by reference. Participant has read the Agreement the Plan and the UK Sub-Plan. By accepting the RSUs, Participant consents to electronic delivery as set forth in the Agreement.

Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

PARTICIPANT	KALVISTA PHARMACEUTICALS, INC.

Signature:	By:

Print Name:	Its:

[Signature Page to 2021 Equity Inducement Plan Notice of Restricted Stock Unit Award]

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the KalVista Pharmaceuticals, Inc. 2021 Equity Inducement Plan, as amended and restated (the “Plan”) and the UK Sub-Plan to the Plan (the “UK Sub-Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (this “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan and the UK Sub-Plan (referred for purposes of this Agreement together as the “Plan”), the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.

1.  Settlement. Settlement of RSUs will be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Notwithstanding Section 6.2 of the Plan, settlement of RSUs awarded to United Kingdom Employees will be in Shares only. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.

2.  No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.

3.  Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Participant.

4.  Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than on death to Participant’s personal representative.

5.  Termination. If Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company forthwith, and all rights of Participant to such RSUs will immediately terminate without payment of any consideration to Participant. Participant’s Service will be considered terminated as of the date Participant is no longer providing services (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and will not, subject to the laws applicable to Participant’s Award, be extended by any notice period mandated under local laws (e.g., Service would not include a period of “garden leave” or similar period). Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full- and part-time status and/or in the event Participant is on an approved leave of absence in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the Shares pursuant to this Notice and Agreement is earned only by continued Service. In case of any dispute as to whether termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be providing services while on an approved leave of absence).

6.  Withholding Taxes.

(a)  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to

Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(ii)

withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii)	withholding in Shares to be issued upon settlement of the RSUs, provided the Company only withholds the amount of Shares necessary to satisfy the applicable statutory withholding amounts;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee;

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-

Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)  UK Tax Liabilities. As a condition of the settlement of the RSU, Participant unconditionally and irrevocably agrees:

(i)

to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on Participant’s behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on Participant’s behalf to HM Revenue & Customs (including secondary class 1 (employer’s) national insurance contributions for which Participant is liable); and (3) to the extent legally permitted, all liability to national insurance contributions for which the Company is liable, which in all cases arise as a consequence of or in connection with the vesting or settlement of the RSU, Participant entering into of any tax election as detailed below or Participant’s ownership of Shares by virtue of such exercise including, without limitation, in respect of any liability arising under or in connection with Part 7 or Part 7A of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) (the “UK Tax Liability”); or

(ii)

to permit the Company to sell at the best price which it can reasonably obtain such number of Shares allocated or allotted to Participant following exercise as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to Participant (including, but not limited to, salary); and

(iii)

if so required by the Company, and to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of employer’s national insurance contributions liability is transferred to Participant; and

(iv)	if so required by the Company, to enter into a joint election within Section 431 of ITEPA in respect of computing any tax charge on the acquisition of Restricted Securities; and

to sign, promptly, all documents, required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.

7.  Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:

(a)  the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)  the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)  all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(d)  the RSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Parent or Subsidiary or Affiliate;

(e)  Participant is voluntarily participating in the Plan;

(f)  the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g)  the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)  the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)  no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s termination of Service, and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, or any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j)  unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(k)  the following provisions apply only if Participant is providing services outside the United States:

(i)	the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose;

(ii)

Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

(l)  Participant hereby waives all and any rights to compensation or damages in consequence of Participant’s termination of employment for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from Participant ceasing to have rights under or being entitled to vest in the RSU as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

8.  No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9.  Data Privacy. Participant understands that the Company and the Employer may hold certain personal information about Participant including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (the “Personal Data”). Certain Personal Data may also constitute “Sensitive Personal Data” or similar classification under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws. The Company and the Employer may collect, hold, and process any such Personal Data for the purpose of performing this RSU Agreement and such collection, holding and processing is necessary for such performance. The Company and the Employer may retain such Personal Data for as long as necessary to perform this RSU Agreement. The Company and the Employer may transfer any such Personal Data outside the country in which Participant is employed or retained, including the United States which does not provide for an adequate level of data protection based on an EU Commission decision. As an appropriate safeguard for such Personal Data, and also as the legal basis for such transfer, the Company will collect and process the information in accordance with the privacy notice provided to Participant. The legal persons with whom such Personal Data may be shared are the Company and any broker company providing services to the Company in connection with the administration of the Plan. Participant has the right, in certain circumstances, to access, correct, restrict the processing of, erase and port his Personal Data and also to object to the processing of his Personal Data and/or automated decision-making using his Personal Data. Participant also has the right to complain to his local data protection supervisory authority. For details as to how Participant can exercise his rights please contact the Company representative identified on the Grant Noticed

10.  Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11.  Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.  Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

13.  Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

14.  Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this RSU Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this RSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

15.  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.

16.  Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

17.  No Rights as Employee or Director. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary or Affiliate of the Company, to terminate Participant’s Service, for any reason, with or without Cause.

18.  Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e- mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.

19.  Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant’s personal advisor on this matter.

20.  Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short- term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

21.  Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to executive officers, Employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.

BY ACCEPTING THIS AWARD OF RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN (INCLUDING THE UK SUB- PLAN).

APPENDIX

UK SUB-PLAN

TO THE

KALVISTA PHARMACEUTICALS, INC.

2021 EQUITY INDUCEMENT PLAN

This sub-plan (the “UK Sub-Plan”) to the Kalvista Pharmaceuticals, Inc., 2021 Equity Inducement Plan, as amended and restated (the “Inducement Plan”) governs the grant of Awards to induce the employment of newly hired United Kingdom Employees, and has been adopted in accordance with Section 4.5of the Inducement Plan. The UK Sub-Plan incorporates all the provisions of the Plan except as modified in accordance with the provisions of this UK Sub-Plan.

EMI Options may only be granted for the purpose as set out in paragraph 4 of Schedule 5 (that is, for commercial reasons in order to recruit or retain Eligible Employees and not as part of a scheme or arrangement the main purpose, or one of the main purposes of which, is the avoidance of tax).

For the purposes of the UK Sub-Plan, the provisions of the Plan shall operate subject to the following modifications:

1.	DEFINITIONS IN THE PLAN

Any capitalized terms not already defined in the Plan shall be as defined in the UK Sub-Plan.

For the purposes of the UK Sub-Plan, the following definitions in the Plan shall be replaced as set out below:

“Fair Market Value” means the market value of a Share as defined in paragraph 55 of Schedule 5 and determined in accordance with paragraph 56 of Schedule 5 and paragraph 5(7) of Schedule 5 (in respect of the Individual EMI Limit).

“Nonqualified Stock Option” means a right granted or to be granted to an Employee pursuant to the UK Sub-Plan that does not qualify as an EMI Option satisfying the provisions of Schedule 5.

“Option” means a Nonqualified Stock Option or an EMI Option to purchase shares of Common Stock granted pursuant to the UK Sub-Plan.

2.	ELIGIBILITY

Only newly hired Employees (including Directors who are also newly hired Employees) may be granted Awards (other than EMI Options) under the UK Sub-Plan, and only newly hired Eligible Employees may be granted EMI Options under the UK Sub-Plan and Sections 3 and 5 of the

Plan shall be read and construed to take effect accordingly. Consultants and Non-Employee Directors may not be granted Awards under the UK Sub-Plan.

3.	EMI OPTION REQUIREMENTS

An Option granted under the UK Sub-Plan shall only be an EMI Option if the Shares which may be acquired satisfy the conditions specified in paragraph 35 (1) of Schedule 5 (ordinary shares, fully paid up and not redeemable).

EMI Options may only be granted if at the date of grant of the EMI Option:

(a)	the Company is independent in accordance with paragraph 9 of Schedule 5, that is, it is not:

(i)	a 51% Subsidiary of another company; or

(ii)

under the Control of another company; or another company and any other person Connected with that company, and there are no arrangements in existence (except for arrangements with a view to a Qualifying Exchange of Shares) by virtue of which the Company could become within (i) or (ii) above;

(b)	the Company, or the Group as the case may be, meets the trading activities requirements as set out in paragraphs 13 and 14 and read with paragraphs 15 to 23 of Schedule 5;

(c)	the Company’s subsidiaries are Qualifying Subsidiaries and, where appropriate, qualifying property managing subsidiaries as set out in paragraph 11A of Schedule 5;

(d)	the Group meets the requirement as to the number of employees set out in paragraph 12A of Schedule 5 (currently 250 full-time equivalents); and

(e)	the Gross Assets Limit is not exceeded (currently £30 million).

4.	COMMITTEE DISCRETION

The following additional wording shall be included at the end of Section 4.2 of the Plan:

“Where the Committee is aware that the exercise of any of its powers under the Plan would constitute a Disqualifying Event or would otherwise impact on the tax treatment of an EMI Option or the Shares subject thereto, the Committee shall notify the Participant as such prior to the exercise of its powers.”

5.	EMI OPTION AWARD AGREEMENT

For the purposes of Section 5 of the Plan, EMI Options granted under the UK Sub-Plan shall be made by EMI Option Award Agreement being a written agreement between the Participant and the Company in a form determined by the Committee for the time being, and shall be evidence of the Participant’s agreement to the terms of this UK Sub-Plan and shall include all details required pursuant to paragraph 37 of Schedule 5, including:

(a)	the Date of Grant;

(b)	that the EMI Option is granted under the provisions of Schedule 5;

(c)	any conditions that must be met before an EMI Option may be exercised;

(d)	the number, or maximum number, of Shares that may be acquired;

(e)	the Exercise Price payable or the method by which the Exercise Price is to be determined;

(f)	when and how it may be exercised; and

(g)	any restrictions that cause the Shares to be Restricted Securities.

6.	EXERCISE PRICE FOR EMI OPTIONS

In relation to EMI Options, Sections 7(a) to (e) of the Plan shall not apply.

7.	HMRC NOTICE OF GRANT

The Company shall give notice to HMRC of the grant of an EMI Option in such form as may be required by HMRC from time to time within 92 days thereof.

Failure of the Company to give notice to HMRC of the grant in a proper and timely manner for whatever reason shall result in the Option subsisting as a Nonqualified Stock Option.

The Company does not warrant that any Option qualifies as an EMI Option and the Company does not have any obligation whatsoever to a Participant in the event that an Option is or becomes a Nonqualified Stock Option for any reason whatsoever including any deliberate action on the part of the Company.

8.	NONQUALIFIED STOCK OPTIONS

If an Option intended to be an EMI Option does not qualify under Schedule 5, the Option shall subsist as a Nonqualified Stock Option.

9.	LIMITATIONS ON GRANTS OF EMI OPTIONS

(a)	Subject to paragraphs (b) and (c) below, the grant of an EMI Option shall be limited and shall take effect so that the Individual EMI Limit and the Individual Three Year EMI Limit are not exceeded;

(b)

Where the Committee grants an option intended to be an EMI Option to an Eligible Employee which causes the aggregate Fair Market Value of his unexercised EMI Options and CSOP Options granted by reason of his employment within the Group to exceed the Individual EMI Limit, the Option so far as it relates to the excess number of Shares that cause the Individual EMI Limit to be exceeded shall continue to subsist as a Nonqualified Stock Option.

(c)

Where the Committee grants an Option intended to be an EMI Option to an Eligible Employee which by virtue of the Individual Three Year EMI Limit is a Nonqualified Stock Option, the Option shall continue to subsist as a Nonqualified Stock Option.

(d)	An EMI Option cannot be granted if the Company EMI Limit is already exceeded.

(e)

Notwithstanding paragraph (d) above, where the Committee grants one or more options intended to be EMI Options to one or more Eligible Employees when the Company EMI Limit is already exceeded, the Options shall subsist as Nonqualified Stock Options.

(f)

Where the Committee grants one or more options intended to be EMI Options to one or more Eligible Employees which either individually or taken together would cause the Company EMI Limit to be exceeded, each option shall, so far as it relates to the excess number of Shares that cause the Company EMI Limit to be exceeded as determined in accordance with paragraph 7(5) of Schedule 5, continue to subsist as a Nonqualified Stock Option.

(g)

No option may be exercised as an EMI Option by a person who is excluded from participation in the Plan by virtue of paragraph 29 of Schedule 5 to the Act (interest in more than 30% of ordinary share capital of the Company).

10.	RESTRICTIONS ON TRANSFER ABILITY

Notwithstanding Section 9 of the Plan, an Award granted under the UK Sub-Plan shall be personal to the Participant to whom it is granted and shall not be capable of being transferred, assigned or charged except that a Participant’s Award may be transmitted to the Participant’s personal representatives on his death. Participants may not designate a third party to be a beneficiary of his Award after his death.

11.	NO OBLIGATION TO EMPLOY

The following additional wording shall be included at the end of Section 14 of the Plan:

“A Participant waives all and any rights to compensation or damages under the Plan and the UK Sub-Plan in consequence of the termination of the Participant’s employment with the Company or an Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal).”

12.	WITHHOLDING TAXES

The following additional wording shall be included at the end of Section 8 of the Plan:

“13.3 UK Tax Liability A Participant shall, unconditionally and irrevocably agree as a condition of the vesting or exercise of his Award (as appropriate):

(a)

to place the Company in funds and indemnify the Company in respect of (i) all liability to UK income tax which the Company is liable to account for on behalf of the Participant directly to HM Revenue & Customs; (ii) all liability to national insurance contributions which the Company is liable to account for on behalf of the Participant to HM Revenue & Customs (including secondary class 1 (employer’s) national insurance contributions for which the Participant is liable); and (iii) to the extent legally permitted, all liability to national insurance contributions for which the Company is liable, which in all cases arise as a consequence of or in connection with the vesting or exercise of the Award, the entering into of any tax election as detailed below or the ownership of Shares by virtue of such exercise including, without limitation, in respect of any liability arising under or in connection with Part 7 or Part 7A of the Income Tax (Earnings and Pensions) Act 2003 (”ITEPA”) (the “UK Tax Liability”); or

(b)

to permit the Company to sell at the best price which it can reasonably obtain such number of Shares allocated or allotted to the Participant following exercise or vesting (as the case may be) of his Award as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to the Participant (including, but not limited to salary); and

(c)

if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to the Participant; and

(d)	if so required by the Company, to enter into a joint election within Section 431 of ITEPA in respect of computing any tax charge on the acquisition of Restricted Securities; and

(e)

to sign, promptly, all documents required by the Company to effect the terms of this Section and references in this Section to “the Company” shall, if applicable, be construed as also referring to any Affiliate.”

13.	DEFINITIONS IN THE UK SUB-PLAN

“Committed Time” means the time an Eligible Employee is required to spend on the business of the Company or any Qualifying Subsidiary (including any time which the Employee would have been so required to spend but for Permitted Absence) as defined in paragraph 26(2) of Schedule 5;

“Company EMI Limit” means the total value of Shares in respect of which unexercised EMI Options exist being not more than £3 million or such other amount as may from time to time be specified in paragraph 7 of Schedule 5;

“Connected” has the meaning given by Section 718 of ITEPA; “Control” has the meaning given by Section 719 of ITEPA;

“CSOP Options” means an option granted pursuant to Schedule 4 of ITEPA; “Disqualifying Event” means an event specified in Sections 534 to 536 inclusive of ITEPA; “Eligible Employee” means an individual who at the Date of Grant of an EMI Option is:

(i) a newly hired Employee of the Company or a Qualifying Subsidiary whose Committed Time is at least 25 hours per week, or, if less, 75% of his “working time” as defined in paragraph 27 of Schedule 5; and

(ii) not precluded from such participation by paragraph 28 of Schedule 5 (no material interest);

“EMI Option” means an option granted under this UK Sub-Plan which is a qualifying option for the purposes of the EMI Code as defined in section 527(4) of ITEPA;

“EMI Option Award Agreement” means the written agreement evidencing the grant of an EMI Option containing the terms set out in paragraph 5 of this UK Sub-Plan;

Gross Assets Limit” means £30 million or such other amount as may from time to time be specified in paragraph 12 of Schedule 5;

“Group” means the Company and its Qualifying Subsidiaries and the phrase “Group Company” shall be construed accordingly;

“HMRC” means His Majesty’s Revenue and Customs;

“Individual EMI Limit” means £250,000 less £1 or such other amount as may from time to time be specified in paragraph 5 of Schedule 5 less £1;

“Individual Three Year EMI Limit” means £250,000 or such other amount as may from time to time be specified in paragraph 6 of ITEPA;

“ITEPA” means the Income Tax (Earnings & Pensions) Act 2003;

“Permitted Absence” means the time spent as set out in paragraph 26(3) of Schedule 5 (summarised as absence from work for injury, ill-health or disability, pregnancy, childbirth, maternity or paternity leave or parental leave, reasonable holiday entitlement or not being required to work during a period of notice of termination of employment);

“Qualifying Exchange of Shares” means arrangements which meet the conditions of paragraph 40 of Schedule 5;

“Qualifying Subsidiary” has the meaning given in paragraph 11 of Schedule 5; “Restricted Securities” has the meaning given in section 423 of ITEPA; and “Schedule 5” means Schedule 5 to ITEPA as amended from time to time.